Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of our report dated September 17, 2010, except for Note 18 as to which the date is April 18, 2011, relating to the financial statements of LRI Holdings, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
April 18, 2011